[LANGER LOGO OMITTED]


CONTACT: Anthony J. Puglisi
         Vice President and
         Chief Financial Officer
         (631) 667-1200, ext. 233


FOR IMMEDIATE RELEASE
---------------------

                        LANGER, INC. REPORTS RESULTS FOR
             THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2003;
                 CONFERENCE CALL SCHEDULED FOR NOVEMBER 10, 2003

     Deer Park, New York - November 7, 2003- Langer, Inc. (NASDAQ:GAIT) today reported net income for the three month period ended September 30, 2003 of $49,469 or $.01 per fully diluted share, as compared to a net loss for the three month period ended September 30, 2002 of $(101,435) or $(.02) per fully diluted share. For the nine months ended September 30, 2003 Langer reported a net loss of $(182,311) or $(.04) per fully diluted share as compared to a net loss of $(723,912) or $(.17) per fully diluted share for the nine months ended September 30, 2002.

     Net sales for the three months ended September 30, 2003 were $6,332,684 or 15.5% above net sales of $5,483,148 for the three months ended September 30, 2002. Net sales for the nine months ended September 30, 2003 were $18,282,606 or 37.3% above the net sales of $13,314,076 for the nine months ended September 30, 2002. Net sales for the three and nine months ended September 30, 2003 attributable to the previously announced acquisitions of Benefoot on May 6, 2002, and Bi-Op on January 1, 2003, approximated $428,000 and $3,357,000, respectively. The full effect of the revenue derived from the Benefoot acquisition appears in both 2002 and 2003 third quarter results.

     Net sales of custom orthotics approximated $4,924,000 for the three months ended September 30, 2003, an increase of 18% over net sales of approximately $4,175,000 for the three months ended September 30, 2002. Net sales of custom orthotics approximated $14,075,000 for the nine months ended September 30, 2003, an increase of 32.2% over net sales of approximately $10,647,000 for the nine months ended September 30, 2002. Net sales of custom orthotics for the three and nine months ended September 30, 2003 included approximately $425,000 and $2,197,000, respectively, related to the acquisitions of Benefoot and Bi-Op. Net sales of custom orthotics for the third quarter and nine months ended September 30, 2003, exclusive of the net sales attributable to acquisitions, increased 7.8% and 11.6%, respectively, over the comparable periods of 2002.

     Net sales of distributed products for the three months ended September 30, 2003 were approximately $1,408,000 as compared to net sales of approximately $1,308,000 for the three months ended September 30, 2002, an increase of 7.6%. Net sales of distributed products for the nine months ended September 30, 2003 were approximately $4,208,000 as compared to net sales of approximately $2,667,000 for the nine months ended September 30, 2002. Net sales of distributed products for the three and nine months ended September 30, 2003 included approximately $3,000 and $1,160,000, respectively, attributable to the acquisitions of Benefoot and Bi-Op. Net sales of distributed products for the three and nine months ended September 30, 2003, exclusive of the net sales attributable to acquisitions, increased 7.4% and 14.3%, respectively, over the comparable periods of 2002.

     Andrew H. Meyers, Langer's President and Chief Executive Officer, said, "We have continued to achieve organic growth in net sales above the industry average. Continued revenue growth from our expanded product offerings clearly demonstrates Langer's success in extending services to our customers." Meyers continued "This quarter represents a continuation of our return to profitability with our second consecutive positive quarter. We continue to see improved operational efficiency generating profitable results."

     Langer will be hosting a conference call on November 10, 2003, at 11:00 AM
(EST) to discuss the results for the three and nine month periods ended September 30, 2003. The conference call will be in a `listen only' mode. There are two ways to participate in the conference call--via conference call or webcast. Callers in the United States and Canada may dial in at 1-800-310-1961. Callers should dial in five to ten minutes before the scheduled start time and reference the pass code of 709896. Access the webcast by visiting Langer, Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

     An archived copy of the call will be available to replay beginning at 2pm on November 10 by accessing the Langer homepage or typing the following information into your web browser:

http://www.firstcallevents.com/service/ajwz393261947gf12.html

     Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

     Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.


                                      ###

                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                              SEPTEMBER 30,                      SEPTEMBER 30,
                                                           2003            2002             2003              2002
                                                      --------------- ---------------  ---------------- -----------------
Net sales                                              $  6,332,684    $  5,483,148      $ 18,282,606      $ 13,314,076
Cost of sales                                             4,113,520       3,517,419        11,981,180         8,523,885
                                                      --------------- ---------------  ---------------- -----------------
   Gross profit                                           2,219,164       1,965,729         6,301,426         4,790,191

Selling expenses                                            783,423         870,760         2,333,850         2,190,400
General and administrative expenses                       1,206,363       1,035,923         3,564,550         2,891,307
                                                      --------------- ---------------  ---------------- -----------------
   Operating  income (loss)                                 229,378          59,046           403,026          (291,516)
                                                      --------------- ---------------  ---------------- -----------------

Other income (expense):
Interest income                                              33,462          58,510           111,235           202,933
Interest expense                                           (157,281)       (165,548)         (483,274)         (471,182)
Other                                                       (17,990)        (46,443)          (86,648)         (143,647)
                                                      --------------- ---------------  ---------------- -----------------

   Other income (expense), net                             (141,809)       (153,481)         (458,687)         (411,896)
                                                      --------------- ---------------  ---------------- -----------------
   Income (loss) before income taxes                         87,569         (94,435)          (55,661)         (703,412)

Provision for income taxes                                   38,100           7,000           126,650            20,500
                                                      --------------- ---------------  ---------------- -----------------

   Net income (loss)                                     $   49,469     $  (101,435)      $  (182,311)      $  (723,912)
                                                      =============== ===============  ================ =================

Weighted average number of common shares used in computation of net income (loss) per share:

       Basic                                              4,377,255       4,269,644         4,372,525         4,237,645
                                                      =============== ===============  ================ =================
       Diluted                                            4,625,874       4,269,644         4,372,525         4,237,645
                                                      =============== ===============  ================ =================

Net income (loss) per common share:

       Basic                                              $     .01       $    (.02)        $    (.04)       $     (.17)
                                                      =============== ===============  ================ =================
       Diluted                                            $     .01       $    (.02)        $    (.04)       $     (.17)
                                                      =============== ===============  ================ =================